EXHIBIT (J)(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 15, 2002, relating to the financial statements and financial highlights which appear in the September 30, 2002 Annual Report to Shareholders of The Catholic Funds, Inc. (comprised of The Catholic Equity Fund and The Catholic Money Market Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Accountants" and "Financial Highlights" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
January 29, 2003